Exhibit 21.1

Citadel Broadcasting Company	Nevada

Alphabet Acquisition Corp.	Delaware

Minneapolis Radio LLC[1]	Delaware

Minneapolis Radio Assets, LLC[2]	Delaware

Radio License Holding III, LLC[3]	Delaware

KLOS Radio, LLC[1]	Delaware

KLOS Syndications Assets, LLC[4]	Delaware

KLOS-FM Radio Assets, LLC[4]	Delaware

Radio License Holding XII, LLC[5]	Delaware

San Francisco Radio, LLC[1]	Delaware

SF License, LLC[6]	Delaware

San Francisco Radio Assets, LLC[6]	Delaware

Radio License Holding VIII, LLC[7]	Delaware

DC Radio, LLC[1]	Delaware

DC Radio Assets, LLC[8]	Delaware

Radio License Holding VII, LLC[9]	Delaware

WPLJ Radio, LLC[1]	Delaware

Radio License Holding IX, LLC[10]	Delaware

Chicago FM Radio Assets, LLC[1]	Delaware

Radio License Holding V, LLC[11]	Delaware

Radio Networks, LLC[1]	Delaware

Network License, LLC[12]	Delaware

International Radio, Inc.[12]	Delaware

Radio Watermark, Inc.[12]	Delaware

Radio Today Entertainment Inc.[12]	New York

Detroit Radio, LLC[1]	Delaware

Radio License Holding I, LLC[13]	Delaware

Atlanta Radio, LLC[1]	Delaware

Radio License Holding II, LLC[14]	Delaware

Radio Assets, LLC[1]	Delaware

LA Radio, LLC[1]	Delaware

LA License, LLC[15]	Delaware

[1]	Subsidiary of Alphabet Acquisition Corp. (a Delaware corporation)
[2]	Subsidiary of Minneapolis Radio LLC (a Delaware corporation)
[3]	Subsidiary of Minneapolis Radio Assets, LLC (a Delaware corporation)
[4]	Subsidiary of KLOS Radio, LLC (a Delaware corporation)
[5]	Subsidiary of KLOS-FM Radio Assets, LLC (a Delaware corporation)

[6]	Subsidiary of San Francisco Radio, LLC (a Delaware corporation)
[7]	Subsidiary of San Francisco Radio Assets, LLC (a Delaware corporation)
[8]	Subsidiary of DC Radio, LLC (a Delaware corporation)

9 Subsidiary of DC Radio Assets, LLC (a Delaware corporation)

[10]	Subsidiary of WPLJ Radio, LLC (a Delaware corporation)
[11]	Subsidiary of Chicago FM Radio Assets, LLC (a Delaware corporation)
[12]	Subsidiary of Radio Networks, LLC (a Delaware corporation)
[13]	Subsidiary of Detroit Radio, LLC (a Delaware corporation)
[14]	Subsidiary of Atlanta Radio, LLC (a Delaware corporation)
[15]	Subsidiary of LA Radio, LLC (a Delaware corporation)

Radio License Holding VI, LLC[15]	Delaware

WBAP-KSCS Radio Acquisition, LLC[1]	Delaware

WBAP-KSCS Acquisition Partner, LLC[1]	Delaware

WBAP-KSCS Radio Group, Ltd.[16]	Texas

WBAP-KSCS Assets, LLC[17]	Delaware

Radio License Holding IV, LLC[18]	Delaware

Chicago Radio Holding, LLC[1]	Delaware

Chicago Radio, LLC[19]	Delaware

Chicago Radio Assets, LLC[20]	Delaware

Radio License Holding XI, LLC[21]	Delaware

Chicago License, LLC[21]	Delaware

NY Radio, LLC[1]	Delaware

NY License, LLC[22]	Delaware

NY Radio Assets, LLC[22]	Delaware

Radio License Holding X, LLC[23]	Delaware

Aviation I, LLC[24]	Nevada

Oklahoma Radio Partners, LLC[24]	Alabama

Radio License Holding CBC, LLC[24]	Delaware

[16]	Subsidiary of WBAP-KSCS Acquisition Partner, LLC (a Delaware corporation)
[17]	Subsidiary of WBAP-KSCS Radio Group, Ltd. (a Texas corporation)
[18]	Subsidiary of WBAP-KSCS Assets, LLC (a Delaware corporation)
[19]	Subsidiary of Chicago Radio Holding, LLC (a Delaware corporation)
[20]	Subsidiary of Chicago Radio, LLC (a Delaware corporation)
[21]	Subsidiary of Chicago Radio Assets, LLC (a Delaware corporation)
[22]	Subsidiary of NY Radio, LLC (a Delaware corporation)
[23]	Subsidiary of NY Radio Assets LLC (a Delaware corporation)
[24]	Subsidiary of Citadel Broadcasting Company (a Nevada corporation)